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                                                                  EXHIBIT 10 (J)

                                EATON CORPORATION

                         2007 ANNUAL REPORT ON FORM 10-K

                                   ITEM 15 (B)

                                EATON CORPORATION
                          SUPPLEMENTAL BENEFITS PLAN II

     The Eaton Corporation Supplemental Benefits Plan II, an unfunded, nonqualified deferred compensation plan adopted December 8, 2004, is set forth below, as amended and restated effective January 1, 2008 and such other dates as may be provided herein.

     1. Purpose. The purpose of the Supplemental Benefits Plan II is to provide benefits in excess of certain limitations imposed by the Code with respect to certain employees who participate in the Pension Plan.

     2. Definitions. The following definitions are used throughout the Plan:

     (a) "Pension Administration Committee" means the committee comprised of officers of the Corporation appointed by the Board of Directors from time to time to administer the Corporation's retirement benefit programs.

     (b) "Board of Directors" means the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (d) "Committee" means the Compensation and Organization Committee of the Board of Directors.

     (e) "Corporation" means Eaton Corporation, an Ohio corporation.

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     (f) "Participant" means a participant in the Pension Plan who is eligible to receive benefits under the Plan. The term "Participant" shall include the beneficiary of a deceased Participant.

     (g) "Pension Plan" means the Pension Plan for Eaton Corporation Employees sponsored by the Corporation, which is a defined benefit plan intended to qualify under Section 401(a) of the Code, and each other defined benefit plan sponsored by a subsidiary of the Corporation that is intended to qualify under
Section 401(a) of the Code.

     (h) "Plan" or "Supplemental Benefits Plan II" means the Eaton Corporation Supplemental Benefits Plan II as amended from time to time.

     3. Eligibility. An employee of the Corporation who is a participant in the Pension Plan and who is "highly compensated" within the meaning of Code Section 401(a)(4) shall be eligible to receive a benefit in an amount determined under
Section 4.

     4. Pension Plan Supplemental Benefits. A Participant who is eligible to receive a benefit under the Pension Plan shall be entitled to receive a benefit under the Plan in an amount equal to the difference between (i) and (ii), where:

          (i) equals the aggregate amount of monthly income payable to the Participant under the Pension Plan on the normal benefit commencement date specified in the Pension Plan as determined under the normal retirement benefit formula of the Pension Plan before applying any provision reducing pension benefits because of the provisions of the Code limiting the maximum amount of an employee's compensation which may be taken into account for purposes of calculating benefits under the Pension Plan; and

          (ii) equals the aggregate amount of monthly income determined in paragraph (i) after applying the provisions of the Code limiting the maximum amount of an employee's


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     compensation which may be taken into account for purposes of calculating benefits under the Pension Plan.

     Notwithstanding the foregoing, a Participant's benefit under the Plan shall be reduced by the present value of the amount to which the Participant would have been entitled under the Eaton Corporation Supplemental Benefits Plan ("Plan I") if the Participant had voluntarily terminated services without cause on December 31, 2004, and received a payment of the benefits available in the form with the maximum value from Plan I on the earliest possible date allowed under Plan I to receive a payment of benefits following a termination of services (such amount being hereinafter referred to as the "Grandfathered Amount"). Notwithstanding the foregoing, the Grandfathered Amount may increase to equal the present value of the benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of Plan I (including applicable limits under the Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than a participant election with respect to the time or form of an available benefit). For purposes of calculating the present value of a benefit under this paragraph, reasonable actuarial assumptions and methods must be used.

     5. Vesting. Subject to the rights of general creditors as set forth in
Section 8 and the right of the Corporation to discontinue the Plan as provided in Section 11(c), a Participant shall have a vested, and nonforfeitable interest in benefits payable under Section 4 to the same extent and in the same manner as benefits are vested under the Pension Plan.

     6. Benefit Payment Date. The amount of the benefit payable to a Participant under Section 4 shall be calculated as of his "calculation date" which is the first day of the month next following (i) the date of his separation from service (within the meaning of Section 409A of the


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Code, meaning that a Participant whose level of bona fide services is permanently decreased to no more than twenty (20) percent of the average level of bona fide services performed over the preceding 36-month period shall incur a separation from service for purposes of the Plan) or (ii) if later in the case of a Participant who was accruing a benefit under Appendix A or Appendix B of the Pension Plan on January 1, 2003, the date he attains age 55. Such amount shall be credited with interest based on the "applicable interest rate" determined under Section 417(e) of the Code (in the manner used under the Pension Plan) until his benefit payment date determined under this Section 6. A Participant's benefit shall be paid on or about the first day of the third month next following (i) the date of his separation from service (within the meaning of Section 409A of the Code, as further described above) or (ii) if later in the case of a Participant who was accruing a benefit under Appendix A or Appendix B of the Pension Plan on January 1, 2003, the date he attains age 55. Notwithstanding the foregoing, in the case of a Participant who is determined by the Corporation to be a "specified employee" within the meaning of Section 409A of the Code and applicable Treasury regulations, payment shall not in any event be made until the first business day of the month which is at least six (6) months after the date of his separation from service hereunder (or, if earlier, the date of death of the Participant). If the Participant receives payment of the benefit hereunder before the normal benefit commencement date under the Pension Plan, the benefit payable under Section 4 shall also be reduced by applying the same factors that would be applied for such purpose under the Pension Plan. In the event a Participant becomes entitled to an additional benefit under the Plan after his calculation date (by reason of the additional accrual of benefits under the Pension Plan while on long term disability, for example), the amount of any such additional benefit shall be calculated as of December 31 of each calendar year beginning with


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the year following the year in which his initial calculation date falls and shall be paid to him within the ninety (90) day period following.

     7. Form of Benefit.

     (a) The benefit payable under Section 4 shall be paid to the Participant in a single sum payment. The benefit payable under Section 4 shall be actuarially adjusted by using the same actuarial factors as are applied under the Pension Plan for converting the normal form of benefit to an actuarially equivalent optional benefit.

     (b) If the Participant has a vested interest under the Plan and dies prior to commencement of any benefit under the Plan, the Company will pay a benefit to the Participant's surviving spouse in the form of a single sum within ninety
(90) days following the Participant's date of death. The benefit shall be calculated in the same manner as provided under the Pension Plan. Notwithstanding the foregoing, a Participant may elect a beneficiary other than his or her spouse (as permitted under the Pension Plan except that no spousal consent shall be required), with the benefit amount being determined in the same manner as provided under the Pension Plan and payable in a lump sum form of payment only.

     8. Funding of Benefits.

     (a) The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Corporation's general assets, and nothing contained in the Plan shall require the Corporation to set aside or hold in trust any funds for the benefit of a Participant, who shall have the status of a general unsecured creditor with respect to the Corporation's obligation to make payments under the Plan. Any funds of the Corporation available to pay benefits under the Plan shall be subject to the claims of general creditors of the Corporation and may be used for any purpose by the Corporation.


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     (b) Notwithstanding the provisions of subsection (a), the Corporation may, at the direction, and in the absolute discretion, of the Pension Administration Committee, transfer to the trustee of one or more irrevocable domestic trusts established in the United States for the benefit of one or more Participants' assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Corporation and no Participant shall at any time have a prior claim to such assets.

     9. Administration of the Plan. The Pension Administration Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Pension Administration Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Pension Administration Committee deems desirable to carry the Plan into effect. The powers and duties of the Pension Administration Committee shall include, without limitation, the following:

     (a) Determining the amount of benefits payable to Participants and authorizing and directing the Corporation with respect to the payment of benefits under the Plan;

     (b) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and


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     (c) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

     No member of the Pension Administration Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Pension Administration Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Compensation Committee.

     10. Claims Procedure.

     (a) If a Participant (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

     All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Pension Administration Committee and hereinafter referred to as the "Claims Coordinator." If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

     Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within thirty (30) days following the receipt by the Claims Coordinator of the information necessary to process the claim.

     In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator's decision by the Pension


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Administration Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section.

     If no action is taken by the Claims Coordinator on an Applicant's claim within thirty (30) days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

     (b) Any Applicant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Pension Administration Committee. Such appeal must be made within three (3) months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

          (i) request a review by the Pension Administration Committee of the claim for benefits under the Plan;

          (ii) set forth all of the grounds upon which the Applicant's request for review is based on any facts in support thereof; and

          (iii) set forth any issues or comments which the Applicant deems pertinent to the appeal. The Pension Administration Committee shall regularly review appeals by Applicants.

     The Pension Administration Committee shall act upon each appeal within thirty (30) days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Pension Administration Committee as soon as possible but not later than sixty (60) days after the appeal is received by the Pension Administration Committee.


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     The Pension Administration Committee shall make a full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith. The Pension Administration Committee may require the Applicant to submit such additional facts, documents or other evidence as the Pension Administration Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Pension Administration Committee, provided the Pension Administration Committee finds the requested documents or materials are pertinent to the appeal.

     On the basis of its review, the Pension Administration Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan.

     In the event the Pension Administration Committee denies an appeal in whole or in part, the Pension Administration Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Pension Administration Committee's decision is based.

     11. Miscellaneous.

     (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Corporation or an affiliate of the Corporation or shall limit or restrict the right of the Corporation or any affiliate to terminate the employment of a Participant at any time or without cause.

     (b) Neither the Corporation nor any Participant hereunder shall assign, transfer or delegate this Plan or any rights or obligations hereunder except as expressly provided herein. Without limiting the generality of the foregoing, no right or interest under this Plan of a Participant


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shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant.

     (c) The Plan may be amended at any time by the Pension Administration Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time, and any amendment adopted by the Board of Directors shall supersede any prior or later amendment adopted by the Pension Administration Committee that is inconsistent with the action of the Board of Directors. Subject to the provisions of Section 11(d), no amendment shall have the effect of impairing or decreasing a Participant's accrued benefit. No amendment may amend or modify the preceding sentence.

     (d) The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Corporation to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on or after January 1, 2005, including as contemplated by Section 885(f) of the American Jobs Creation Act of 2004. Moreover, to the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an outstanding deferral election with regard to amounts deferred after December 31, 2004.

     (e) The Board of Directors shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant's entire benefit to the Participant or, if applicable, his


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Beneficiary, pursuant to an irrevocable action taken by the Board of Directors within the thirty (30) days preceding or the 12 months following a change in control of the Corporation (within the meaning of Section 409A of the Code), provided that this Section 11(e) will only apply to a payment under the Plan if all agreements, methods, programs, and other arrangements sponsored by the service recipient immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan within the meaning of Treasury Regulation Section 1.409A-1(c) (2) are terminated and liquidated with respect to each Participant that experienced the change in control event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date the service recipient irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements. Solely for purposes of this Section 11(e), where the change in control event results from an asset purchase transaction, the applicable service recipient with the discretion to liquidate and terminate the agreements, methods, programs, and other arrangements is the service recipient that is primarily liable immediately after the transaction for the payment of the deferred compensation.

     (f) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.


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     (g) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to full force and effect without being impaired or invalidated in any way.

     (h) The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of Ohio.

                              APPROVAL AND ADOPTION

The Eaton Corporation Supplemental Benefits Plan II, as amended and restated in the form attached hereto, is hereby approved and adopted.


----------------------------------------   Date: October 27, 2007
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